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                                                                      Exhibit 21


                          LISTING OF SUBSIDIARIES:



                          Adams Industries, Inc.
                          Aero International, Inc.
                          Aerospace Bearing Support, Inc.
                          Aircraft Bearing Corporation
                          BAI, Inc.
                          Banner Aero (Australia) Pty, Ltd.
                          Banner Aerospace Foreign Sales Corporation
                          Banner Aerospace Services, Inc.
                          Banner Aerospace-Singapore, Inc.
                          Banner Distribution, Inc.
                          Burbank Aircraft International, GmbH
                          Burbank Aircraft International, Inc.
                          Burbank Aircraft Supply, Inc.
                          DAC International, Inc.
                          Dallas Aerospace, Inc.
                          Discontinued Aircraft, Inc.
                          Discontinued Services, Inc.
                          GCCUS, Inc.
                          Georgetown Jet Center, Inc.
                          Harco Aerospace Fasteners, Ltd.
                          Harco, Inc.
                          Harco Northern Ireland, Ltd.
                          Matrix Aviation, Inc.
                          NASAM, Inc.
                          PacAero
                          PB Herndon Company
                          Professional Aviation Associates, Inc.
                          Solair, Inc.
                          Solair (U.K.) Limited